CERTIFICATION OF CHIEF EXECUTIVE OFFICER,

PRESIDENT AND CHIEF FINANCIAL OFFICER

      Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AMB Property Corporation, the sole general partner of AMB Property, L.P. (the “Operating Partnership”), hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the quarterly period ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

      A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ HAMID R. MOGHADAM

Hamid R. Moghadam
Chairman of the Board and Chief Executive Officer

/s/ W. BLAKE BAIRD

W. Blake Baird
President and Director

/s/ MICHAEL A. COKE

Michael A. Coke
Chief Financial Officer and Executive Vice President

Dated: August 13, 2003

      The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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